UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

RUBIO’S RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 929-8226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.

     On December 21, 2004, the Board of Directors of Rubio’s Restaurants, Inc. (the “Company”) adopted a cash bonus plan for 2005 (the “Plan”) under Rubio’s Cash Bonus Program, a description of which is attached hereto as Exhibit 10.1. Pursuant to the Plan, the executive officers of the Company may receive one-time cash bonuses within a target range of 25% to 50% of their base salary, based on the operating performance of the Company. Actual bonuses may be above or below the target range depending on individual and Company performance. Assuming that bonuses are paid within the targeted range, the aggregate cash payments that may be paid to the executive officers of the Company pursuant to the Plan would be approximately $400,000.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Description of Cash Bonus Program.

* * *

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2004

RUBIO’S RESTAURANTS, INC.
By:	/s/ John Fuller
John Fuller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of Cash Bonus Program